EXHIBIT 32.2


THE FOLLOWING STATEMENT IS BEING MADE TO THE SECURITIES AND EXCHANGE COMMISSION SOLELY FOR PURPOSES OF SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C.
1350), WHICH CARRIES WITH IT CERTAIN PENALTIES IN THE EVENT OF A KNOWING OR WILLFUL MISREPRESENTATION.

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re: Essential Reality, Inc.

Ladies and Gentlemen:

In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, the undersigned, Jay Gelman, Chief Executive Officer of Essential Reality, Inc. (the "Company"), certifies that:

(1) the Quarterly Report on Form 10-QSB of the Company for the period ended June 30, 2004 (the "Report") fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

DATED AS OF THIS 16 DAY OF AUGUST 2004

                        /s/ Jay Gelman
                        -------------------------------------
                        Jay Gelman, Chief Executive Officer


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